Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2005 relating to the consolidated financial statements, financial statement schedule, management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Labor Ready, Inc., which  appears in Labor Ready, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Seattle, Washington
December 22, 2005